Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 18, 2008 with respect to the consolidated financial statements and schedule included in the Annual Report of Main Street Capital Corporation on Form 10-K for the year ended December 31, 2007 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.
/s/ GRANT THORNTON LLP
Houston, Texas
June 16, 2008